UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2011
PMFG, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34156	51-0661574

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas	75254

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 357-6181
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 22, 2011, PMFG, Inc. (the “Company”) previously announced the resignation of Mr. Henry Schopfer as Vice President and Chief Financial Officer of the Company, as reported on Form 8-K filed on April 20, 2011.
In connection with his resignation, the operating entity of the Company, Peerless Mfg. Co., entered into a letter agreement dated May 24, 2011 with Mr. Schopfer (the “Letter Agreement”). Under the Letter Agreement, Mr. Schopfer will receive a lump sum severance payment of $128,750, which is equal to six months of Mr. Schopfer’s base salary. Also, any company stock previously granted to Mr. Schopfer which would normally vest by July 18, 2011 will be permitted to vest in accordance with its regular vesting schedule. All other unvested stock grants will be forfeited. Mr. Schopfer will also receive a payment of $6,199 to cover his out of pocket expenses for medical coverage for a period of six months. Mr. Schopfer will not be eligible for an annual incentive award for fiscal year 2011.
The foregoing summary is qualified by reference to the Letter Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated May 24, 2011, between Peerless Mfg. Co. and Henry G. Schopfer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.
By:	/s/ Melissa G. Beare
Melissa G. Beare
Vice President, General Counsel and Corporate Secretary
Date: May 27, 2011